                                                                     EXHIBIT 4.1

                             JDN REALTY CORPORATION

                                       AND

                            FIRST UNION NATIONAL BANK

                                   as Trustee


                              ---------------------


                FIRST AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 31, 1998


                              ---------------------


                             Amending the Indenture
                            dated as of July 15, 1997
                      and the Second Supplemental Indenture
                          dated as of February 5, 1998

         FIRST AMENDMENT, dated as of the 31st day of March 1998, to the SECOND SUPPLEMENTAL INDENTURE, dated as of the 5th day of February 1998, between JDN REALTY CORPORATION, a corporation organized and existing under the laws of the State of Maryland (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, having a Corporate Trust Office at 11th Floor, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-9094, as trustee (the "Trustee");

         WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of July 15, 1997 (the "Original Indenture"), as supplemented by the Second Supplemental Indenture dated as of February 5, 1998 (the "Second Supplemental Indenture"), providing for the issuance by the Company from time to time of series of its senior debt securities designated the "Medium-Term Notes Due Nine Months or More From Date of Issue" (in the Second Supplemental Indenture and herein called the "Notes"); and

         WHEREAS, the Company desires to amend Section 1.02 of the Second Supplemental Indenture to establish an additional form of the Notes as Exhibit C thereto, which form of the Notes provides for, inter alia, certain rights, obligations and duties of the Trustee as set forth therein; and

         WHEREAS, all things necessary to make this First Amendment to the Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS FIRST AMENDMENT TO THE SECOND SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                  Section 1. Amendment to Second Supplemental Indenture. The parties hereto hereby agree as follows:

         (a) Section 1.02 of the Second Supplemental Indenture is hereby amended to insert the words "or Exhibit C" immediately following the words "Exhibit B" appearing therein.

         (b) The Second Supplemental Indenture is hereby amended to add an Exhibit C thereto as set forth in Appendix I hereto.

         (c) All references to the "Notes" in the Second Supplemental Indenture shall include any Notes substantially in the form set forth in Appendix I hereto, issued and established in accordance with the Original Indenture and the Second Supplemental Indenture (as amended hereby).

         Section 2.  Miscellaneous.

         (a) Except as expressly amended hereby, the Original Indenture and the Second Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture and the Second Supplemental Indenture are in all respects hereby ratified and confirmed. This First Amendment to the Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture, as supplemented by the Second Supplemental Indenture, in the manner and to the extent herein and therein provided.

         (b) This First Amendment to the Second Supplemental Indenture shall be effective as of the date first above written upon the execution and the delivery hereof by each of the parties hereto.

         (c) This First Amendment to the Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         (d) This First Amendment to the Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.






                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                            JDN REALTY CORPORATION


                                            By: /s/ William J. Kerley
                                               ------------------------------
                                               Name: William J. Kerley
                                               Title: Chief Financial Officer

ATTEST:

By: /s/ John D. Harris, Jr.
    -----------------------
(Corporate Seal)

                                            FIRST UNION NATIONAL BANK,
                                              as Trustee


                                            By: /s/ Sabrina Fuller
                                               -------------------------------
                                               Name: Sabrina Fuller
                                               Title: Assistant Vice President

ATTEST:

By: /s/ Theresa Davis
    -----------------
(Corporate Seal)

STATE OF GEORGIA  )
                  )  :
COUNTY OF FULTON  )


         On the 26th day of March 1998, before me personally came William
J. Kerley, to me known, who, being by me duly sworn, did depose and say that he is CFO of JDN REALTY CORPORATION, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                                               /s/ Patricia J. Kask
                                               -------------------------------
                                               Notary Public, State of Georgia
                                               Commission expires: 4/1/2000

[Notarial Seal]





STATE OF GEORGIA     )
                     )  :
COUNTY OF GWINNETT   )


On the 31st day of March 1998, before me personally came Sabrina Fuller, to me known, who, being by me duly sworn, did depose and say that he is Asst. Vice President of FIRST UNION NATIONAL BANK, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.

                                               /s/ Brian K. Justice
                                               -------------------------------
                                               Notary Public, State of Georgia
                                               Commission expires: 9/11/2002

[Notarial Seal]

                                   APPENDIX I

                   EXHIBIT C TO SECOND SUPPLEMENTAL INDENTURE

                                                                       EXHIBIT C


       UNLESS THIS MOPPRS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MOPPRS ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MOPPRS IN CERTIFICATED FORM, THIS MOPPRS MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


REGISTERED                                                  REGISTERED PRINCIPAL
No.                                                         AMOUNT: $75,000,000
CUSIP No.:

                             JDN REALTY CORPORATION
                                MEDIUM-TERM NOTE
                6.918% MandatOry Par Put Remarketed Securities(SM)
                        ("MOPPRS(SM)") due March 31, 2013

ORIGINAL ISSUE DATE:                INTEREST RATE          STATED MATURITY DATE:
March 31, 1998                      TO REMARKETING            March 31, 2013
                                     DATE: 6.918%


REMARKETING DATE:          INTEREST RATE
March 31, 2003             TO MATURITY:     To be determined as provided herein
                                            and set forth in the records of the
                                            Trustee


AUTHORIZED DENOMINATION:                               INTEREST PAYMENT DATE(S):
$1,000 and integral multiples thereof                  March 31 and September 30



----------
"MandatOry Par Put Remarketed Securities(SM)" and "MOPPRS(SM)" are service marks owned by Merrill Lynch & Co., Inc.

         JDN REALTY CORPORATION, a Maryland corporation (the "Issuer"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of The Depository Trust Company ("DTC"), or its registered assigns, the principal amount of Seventy Five Million Dollars ($75,000,000), on the Stated Maturity Date specified above (or any earlier redemption date or repurchase date) (each such Stated Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above to March 31, 2003 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below (the "Interest Rate to Maturity"), until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this MOPPRS on the Record Date with respect to such second Interest Payment Date. Interest on this MOPPRS will be computed on the basis of a 360-day year of twelve 30-day months.

         If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Issuer, the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth herein, (i) this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the Interest Rate to Maturity determined by the Remarketing Dealer in accordance with the procedures set forth in Section 3 herein. The Remarketing Dealer's duties set forth herein shall be performed pursuant to the Remarketing Agreement.

         Interest on this MOPPRS will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this MOPPRS (or one or more predecessor MOPPRS) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"). Any interest on the MOPPRS that is payable, but that is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") will forthwith cease to be payable to the registered Holder on the relevant Record Date and may be paid by the Issuer either (i) to the Persons in whose names the MOPPRS are registered at the close of business on a Special Record Date, which shall be fixed by the Trustee for the payment of such Defaulted Interest on a date not more than 15 days nor less than 10 days prior to the date of the proposed payment and no less than 10 days after the receipt by the Trustee of the notice of the proposed payment by the Issuer as provided for in the Indenture, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the MOPPRS may be listed and upon such notice as may be required by such exchange if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to the procedures set forth in the Indenture, such manner of payment shall be deemed practicable by the Trustee.

         Payment of principal and premium, if any, in respect of this MOPPRS due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this MOPPRS at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 40 Broad Street, Suite 550, New York, New York 10004 or at such other paying agency in the Borough of Manhattan, The City of New York, as the Issuer may determine. Payment of interest due on any Interest Payment Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a Holder of U.S. $10,000,000 or more in aggregate principal amount of MOPPRS will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. Notwithstanding the foregoing or any provision hereof, if this MOPPRS is a global Security (as evidenced by the legend first set forth above and provided in the Indenture), and is held in book-entry form through the facilities of DTC, payments on this MOPPRS will be made to DTC or its nominee in accordance with the arrangements then in effect between the Trustee and DTC.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest, shall be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

         The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this MOPPRS in United States dollars.

         Reference is hereby made to the further provisions of this MOPPRS set forth following the Trustee's Certificate of Authentication (the "Certificate of Authentication") set forth below.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this MOPPRS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, JDN REALTY CORPORATION has caused this MOPPRS to be duly executed.

                                               JDN REALTY CORPORATION
                                               as Issuer


                                               By:
                                                   -----------------------------
                                               Name:
                                               Title:


Attest:


--------------------------------
Name:
Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:                                  FIRST UNION NATIONAL BANK, ATLANTA,
                                        as Trustee


                                        By:
                                            ------------------------------
                                            Authorized Signatory

                             JDN REALTY CORPORATION
                                MEDIUM-TERM NOTE
               6.918% MandatOry Par Put Remarketed Securities(SM)
                       ("MOPPRS(SM)") due March 31, 2013

         1. Indenture. (a) This MOPPRS is one of a duly authorized series of Securities of the Issuer issued under an Indenture, dated as of July 15, 1997 (as amended, modified or supplemented from time to time, the "Indenture"), between the Issuer and First Union National Bank, Atlanta, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the MOPPRS, and of the terms upon which the MOPPRS are authenticated and delivered. This Security is designated as "6.918% MandatOry Par Put Remarketed Securities(SM) due March 31, 2013" ("MOPPRS(SM)") of the series designated "Medium-Term Notes Due Nine Months or More From Date of Issue" of the Issuer, subject to the provisions of the Indenture. All terms used but not defined in this MOPPRS shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this MOPPRS to "this MOPPRS," "this Security," "herein" or "hereof" or similar terms shall include the Indenture.

         (b) This MOPPRS is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

         (c) This MOPPRS will not be subject to any sinking fund.

         2. Mandatory Tender. Provided that on a Business Day not later than five Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Issuer and the Trustee of its election to purchase the MOPPRS on the Remarketing Date for remarketing (the "Notification Date"), the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MOPPRS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement. The purchase price for the tendered MOPPRS shall equal 100% of the principal amount thereof. From and after the Remarketing Date, the MOPPRS shall bear interest at the Interest Rate to Maturity determined pursuant to Section 3 hereof. If the Remarketing Dealer elects to remarket the MOPPRS, the obligation of the Remarketing Dealer to purchase the MOPPRS on the Remarketing Date is subject to the conditions specified in Section 8 of the Remarketing Agreement. If the Remarketing Dealer purchases any MOPPRS on the Remarketing Date, it must purchase all of the MOPPRS. If for any reason the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, the Issuer shall be required to repurchase from the Beneficial Owners thereof, and the Beneficial Owners will be required to sell to the Issuer, all of the MOPPRS at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date as provided in Section 4 hereof.

         "Beneficial Owner" shall mean each person who acquires an interest in the MOPPRS which is reflected on the records of the DTC through its participants.

         3. Determination of Interest Rate to Maturity. (a) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in Section 2 hereof and subject further to Sections 3(c) and 5 hereof and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer no later than 3:30 p.m., New York City time, on and as of the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.637% (the "Base Rate") plus the Applicable Spread, which will be based on the Dollar Price (as defined below) of the MOPPRS. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Issuer and the Trustee.

         The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above.

         "Dollar Price" means, with respect to the MOPPRS, the present value as determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

         "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Issuer in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

         "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Remarketing Date.

         "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being purchased.

         "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page
500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (or their respective affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date, as determined by the Remarketing Dealer; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

         (b) Provided the Remarketing Dealer has previously notified the Issuer and the Trustee on the Notification Date of its intention to purchase all of the MOPPRS on the Remarketing Date and subject to Section 5 below, the Remarketing Dealer will notify the Issuer, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity. All of the tendered MOPPRS shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

         In the event that the Remarketing Dealer purchases the tendered MOPPRS on the Remarketing Date, the Remarketing Dealer shall make or cause the Trustee to make payment to the DTC Participant of each Beneficial Owner of MOPPRS, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, it shall be the obligation of the Issuer to make or cause to be made such payment for the MOPPRS, as provided in Section 4 hereof. In any case, the Issuer shall make or cause the Trustee to make payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book-entry through DTC no later than the close of business on the Remarketing Date.

         "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire, directly or indirectly, an interest in the MOPPRS.

         The transactions set forth in this Section shall be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the MOPPRS delivered by book-entry as necessary to effect the purchases and sales thereof.

         The tender and settlement procedures set forth above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of MOPPRS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing. In addition, the Remarketing Dealer may, without the consent of Holders or Beneficial Owners of the MOPPRS, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as DTC's nominee holds the certificates representing any MOPPRS in the book-entry system of DTC, no certificates for such MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such MOPPRS effected in the remarketing.

         (c) Notwithstanding any provision herein to the contrary, upon the occurrence, at any time after determination of the Interest Rate to Maturity on the Determination Date and prior to 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, of any event as specified in Section 11(b) of the Remarketing Agreement, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 3(a) hereof, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph, the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Issuer, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS on or after the Remarketing Date, the Issuer and the Trustee.

         4. Repurchase. In the event that (i) the Remarketing Dealer for any reason does not notify the Issuer of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS, the Remarketing Dealer terminates the Remarketing Agreement due to the occurrence of any event as set forth in Section 8 or Section 11 of the Remarketing Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason does not elect to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Issuer shall repurchase all the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Issuer through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

         5. Redemption. If the Remarketing Dealer elects to remarket the MOPPRS on the Remarketing Date, then not later than the close of business on the Business Day immediately preceding the Determination Date, the MOPPRS shall be subject to redemption at the option of the Issuer from the Remarketing Dealer, as a whole but not in part, as set forth in this Section. The Issuer shall notify the Remarketing Dealer and the Trustee, not later than the close of business on the Business Day immediately preceding the Determination Date, as to whether the Issuer irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. If the Issuer so elects, it shall redeem the MOPPRS by payment to the Remarketing Dealer as provided in the Remarketing Agreement. If the Issuer fails to elect, or elects not, to redeem the MOPPRS pursuant to this Section 5, the Remarketing Dealer will determine the Interest Rate to Maturity on the Determination Date as provided in Section 3(a) hereof.

         The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Issuer elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.



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



         6. Effect of Events of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the MOPPRS may be declared due and payable in the manner and with the effect provided in the Indenture.

         7. Defeasance. Notwithstanding any provision to the contrary in the Indenture or otherwise, prior to the Remarketing Date, neither the Issuer nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer.

         8. Maintenance in Book-Entry Form. Notwithstanding any provision to the contrary set forth in the Indenture, the Issuer (i) shall use its best efforts to maintain the MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waives any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

         9. Amendment and Modification. The tender and settlement procedures may be modified as provided in Section 3(b) above. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the Holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MOPPRS shall be conclusive and binding upon such Holder and upon all future Holders of this MOPPRS and other MOPPRS issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation or such consent or waiver is made upon this MOPPRS.

         10. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Indenture and no provision of this MOPPRS or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this MOPPRS at the times, places and rate or formula, and in the manner and coin or currency, herein prescribed.

         11. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Indenture in the event this MOPPRS is a global Security as evidenced by the legend first set forth above and provided in the Indenture), the transfer of this MOPPRS is registrable in the Security Register of the Issuer upon surrender of this MOPPRS for registration of transfer at the office or agency of the Security Registrar in The City of New York, New York designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MOPPRS, of authorized denominations and for the same aggregate principal amount and otherwise bearing identical terms and provisions, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Indenture in the event this MOPPRS is a global Security as evidenced by the legend first set forth above and provided in the Indenture), this MOPPRS is exchangeable for a like aggregate principal amount of MOPPRS of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same at the office or agency of the Security Registrar in The City of New York, New York designated for such purpose.

         No service charge shall be made for any such registration of transfer or exchange of MOPPRS, but the Issuer or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Initially, the Trustee will act as Security Registrar and the office at which this MOPPRS must be surrendered for registration of transfer or exchange is currently the corporate trust department of the Trustee at 40 Broad Street, Suite 550, New York, New York 10004.

         Prior to due presentment of this MOPPRS for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this MOPPRS is registered as the owner thereof for all purposes, whether or not this MOPPRS be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. Governing Law. The Indenture and this MOPPRS shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.


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


                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this MOPPRS, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
UNIF GIFT MIN ACT  - _________ Custodian __________
                       (Cust)              (minor)
                    under Uniform Gifts to Minors Act
                    ________________ (State)
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                                   ----------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
           OTHER
IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------

(Please print or typewrite name and address including postal zip code of assignee)

                                                             this MOPPRS and all
rights thereunder hereby irrevocably constituting and appointing

                                                Attorney to transfer this MOPPRS
on the books of the Trustee, with full power of substitution in the premises.

Dated:


                                                     Notice: The signature(s) on
                                                     this Assignment must
                                                     correspond with the name(s)
                                                     as written upon the face of
                                                     this MOPPRS in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatsoever.



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